Exhibit 3.24
BYLAWS
OF
FESCO ALASKA, INC.
* * * *
An Alaska Business Corporation
incorporated Under the
Alaska Corporations Code (AS 10.06)
on June 4, 2001
Joseph N. Levesque, Esq.
Foster Pepper Rubini & Reeves LLC
1007 West Third Avenue, Suite 100
Anchorage, Alaska 99501
(907) 222-7100

BYLAW AMENDMENTS

Article/Section	Effect of Amendment	Date of Amendment

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ARTICLE I.  CORPORATE OFFICES
     Section 1.  Principal Place of Business. The principal place of business of the corporation in the State of Alaska shall be located at Foster Pepper Rubini & Reeves, LLC, or at such other place as may be designated from time to time by the Board of Directors. The corporation may have such other offices, within or outside of the State of Alaska, as the Board of Directors may designate or as the business of the corporation may require from time to time.
     Section 2.  Registered Office. The registered office of the corporation required by the Alaska Corporations Code to be maintained in the State of Alaska may be, but need not be, identical with the principal place of business of the corporation in the State of Alaska. The address and location of the registered office may be changed from time to time by the Board of Directors in the manner prescribed by law.
ARTICLE II.  SHAREHOLDERS AND SHAREHOLDER MEETINGS
     Section 1.  Annual Meeting. The annual meeting of the shareholders shall be held within ninety (90) days of the close of the corporation’s fiscal year on a date determined by the Board of Directors, or on such other date as the Board of Directors may determine from time to time, at a time designated by the Board of Directors, for the purpose of electing Directors, to consider reports of the affairs of the corporation, and for the transaction of such other business as may properly come before the meeting.
     Section 2.  Special Meetings. Special meetings of the shareholders may be called by the President or the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the shares of the corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the meeting to be called.
     Section 3.  Location of Meeting. All meetings of the shareholders, whether annual or special, and however called, and by whomever called, shall be hold at such location, whether within or without the State of Alaska, to the Board of Directors from time to time shall designate.
     Section 4.  Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, the officer, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail, addressed to such shareholder’s address as it appears on the stock transfer books of the corporation, or, if the shareholder has filed with the Secretary of the corporation a written request that notice be mailed to a different address, addressed to the shareholder at the new address. Notice of any regular or special meeting may be waived, if in writing and signed by the person entitled to notice, whether before or after the time stated for notice, or before or after the meeting. Such a waiver is the equivalent of the giving of notice.
     Section 5.  Closing of Stock Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not exceeding seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix In advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than twenty (20) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting of shareholders.
     Section 6.  Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least twenty (20) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. For a period of twenty (20) days prior to such meeting, this list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder, or agent or attorney of a shareholder, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during such meeting.
     Section 7.  Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum initially shall not be present nor represented at any meeting of the shareholders, those shareholders present in person or represented by proxy and entitled to vote, shall have the power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided however, that any action taken other than adjournment must be approved by at least a majority of shares required to constitute a quorum, unless approval by a greater number of shares is required by the Articles of incorporation or law.
     Section 8.  Proxies. At all meetings of shareholders, a shareholder may vote by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, except as otherwise provided by law.
     Section 9.  Voting of Shares. Unless otherwise provided in the Articles of incorporation, and except as provided in Section 12 of this Article II, each share of the corporation entitled to vote shall be entitled to one vote, in person or by proxy, upon each outstanding matter submitted to a vote at a meeting of shareholders. If a quorum is present at a meeting of shareholders, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.
     Section 10.  Voting of Shares Standing in the Name of Another Corporation. Except as otherwise provided by law, shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such a provision, as the board of directors of such other corporation may determine.
     Section 11.  Informal Action by Shareholders. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, identical in content, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. A shareholder giving a written consent, or the shareholder’s proxy holder, or a custodian of a shareholder, may only revoke the consent by a writing received by the corporation before the time that written consents of the shares required to authorize the proposed action have been filed with the Secretary of the corporation. The revocation is effective upon receipt by the Secretary of the corporation.
     Section 12.  Cumulative Voting. At each election of Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or to cumulate votes by giving one candidate as many votes as the number of Directors multiplied by the number of shares of the shareholder, or by distributing such votes on the same principle among any number of candidates.
     Section 13.  Conduct of Meetings of Shareholders and Rules of Election. All meetings of shareholders, whether annual or special, and however called, and by whomever called, shall be conducted by and under the authority and direction of the Board of Directors. The Board of Directors shall have the power to adopt and establish rules for the conduct of meetings, election of Directors, and for the solicitation, filing, and examination of proxies, to govern at the annual meeting and special meetings of shareholders. The Board of Directors may also provide for the appointment of one or more inspectors of Election to carry out such duties as are prescribed from time to time in the rules of election or as otherwise by the Board of Directors.
ARTICLE III.  BOARD OF DIRECTORS
     Section 1.  General Powers. The business and affairs of the corporation shall be managed under the diction of its Board of Directors.

     Section 2.  Number, Tenure and Qualifications. The Board of Directors shall be comprised of no less than one (1) Director and no more than five (5) Directors, with the exact number to be determined from time to time by resolution or unanimous written consent of the Board of Directors, subject to such limitations and conditions as may be imposed by law, these Bylaws, or the Articles of Incorporation, including, but not limited to, the requirement that any increase in the number of Directors shall be approved by the vote of at least, a majority of the entire Board. The term of each Director shall begin immediately after his/her election, and such Director shall hold office until his/her successor shall have been elected and shall have been qualified to serve as Director.
     Section 3.  Vacancies. Any Director may resign at any time by giving written notice to the Board of Directors, the President, or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Except for a vacancy created by the removal of a Director, any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining Directors, through less than a quorum. Any vacancy occurring in the Board by reason of removal of a Director may be filled only by approval of the shareholders by an affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders. The shareholders may elect a Director to fill any vacancy not filled by the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     Section 4.  Meetings of the Board of Directors.
          (a) Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same location as, the annual meeting of shareholders. The Board of Directors may provide, by resolution or motion, the time and location for the holding of additional regular meetings without other notice than such resolution or motion, or provide for the holding of additional regular meetings upon notice given at least ten (10) days previously thereto by written notice delivered personally or mailed by certified mail to each Director at such Director’s business address, home address, or by telegram or facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice shall be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice shall be given by facsimile, such notice shall be deemed to be delivered when sent.
          (b) Special Meetings. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed by certified mail to each Director at such Director’s business address, home address, or by telegram or facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice shall be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice shall be given by facsimile, such notice shall be deemed to be delivered when sent. Notice of any special meeting need not specify the business to be transacted and the purpose of the meeting and the person(s) at whose request the meeting is being called.

          (c) Emergency Meetings. Notice of any emergency meeting shall be given at least 24 hours previously thereto by telephone, personal messenger or by comparable person-to-person communications or electronic means. Notice of any emergency meeting shall specify the business to be transacted and the purpose of the meeting, as well as the reason as to why the transaction of such business cannot await the calling of a regular or special meeting, and the person(s) at whose request the meeting is being called.
          (d) Waiver. Any Director may waive notice of any meeting. Notice of a meeting need not be given to a Director who signs a waiver of notice, whether before or after a meeting, or who attends the meeting without protesting before the meeting or at its commencement the lack of notice.
          (e) Authority to Call Meetings. A regular, special or emergency meeting of the Board of Directors may be called by the President, a Vice-President, the Secretary, or a Director.
          (f) Location. A regular, special or emergency meeting of the Board of Directors may be held at any location inside or outside Alaska.
     Section 5.  Telephonic Participation at Meetings. The Board of Directors may conduct a meeting by communicating simultaneously with each other through means of conference telephone or similar communications equipment.
     Section 6.  Quorum. A majority of the number of Directors as fixed by these Bylaws, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     Section 7.  Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum exists shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation.
     Section 8.  Compensation. By resolution, motion, or unanimous written consent of the Board of Directors, each Director may be paid any one or more of the following: (a) such Director’s expenses, if any, of attendance at meetings or in relation to other corporate activities; (b) a fixed sum for attendance at each meeting; (c) other fees and expenses in relation to or for services or other activities performed or carried out on behalf of or for the corporation; (d) a stated salary as Director, or (e) other fees, expenses, payments, or amounts the Board deems necessary. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation or other payment therefor.
     Section 9.  Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless such Director’s dissent or abstention shall be entered in the minutes of the meeting or unless the Director files a written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by certified mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent or abstention shall not apply to a Director who voted in favor of such action.
     Section 10.  Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting on written consents, identical in content, setting out the action taken and signed by all of the Directors. The written consents shall be filed with the minutes. The consents have the same effect as a unanimous vote.
     Section 11.  Removal. Provided that proper notice has been given as required by law, any Director may be removed from office without assigning any cause, by the vote of the shareholders holding a majority of the shares which are entitled to vote at an election of Directors, but unless the entire Board is removed, no individual Director shall be removed if the votes cast against removal would be sufficient to elect a Director if voted cumulatively at an election at which the same total number of votes were cast.
     Section 12.  Rules of Order and Procedures. The Board of Directors shall have the power to establish rules of order and procedure to govern meetings.
ARTICLE IV.  OFFICERS
     Section 1.  General. The officers of the corporation shall be a President, one or more Vice-Presidents as determined necessary by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may designate by appointment such other officers or assistant officers as it may consider necessary, which officers or assistant officers shall be chosen in such manner and have such authority and duties as from time to time may be determined by the Board of Directors. Any two or more offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary, unless all of the issued and outstanding shares of the corporation shall only be held by one person.
     Section 2.  Appointment and Term of Office. All officers of the corporation shall hold office at the pleasure of the Board of Directors. The officers of the corporation shall be appointed by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: until such officer’s successor shall have been duly appointed; or until such officer’s death; or until such officer shall resign; or until such officer shall have been removed in the manner hereinafter provided. Appointment of an officer shall not in itself crate contract rights.
     Section 3.  Removal. Any officer or assistant officer may be removed, with or without cause, by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4.  Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.  PresidentThe President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation and shall have general and active control of the corporation’s affairs and business, and general supervision of the corporation’s officers, agents and employee. The President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall assist in the implementation of the polices of the Board of Directors in the operation of the corporation, and shall insure that management conducts itself in accordance with the policies established by the Board of Directors in order to efficiently carry out the directives and policies set by the Board. In addition, the President shall report regularly to the Board of Directors on matters concerning the corporation’s operations. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgagees, deeds of trust, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law or these Bylaws to be otherwise signed or executed. The President shall further perform all duties incident to the office of President, unless otherwise provided in these Bylaws, or such other duties as may be prescribed from time to time by the Board of Directors.
     Section 6.  Vice-Presidents. The Vice-President(s) shall assist the President and shall perform such duties as may be assigned to the Vice-President(s) by the President, or by the Board of Directors. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President designated by the Board of Directors, or (if there be no such designation) designated in writing by the President, shall have the powers and perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If no such designation shall be made, the Vice President first elected to office may exercise such powers and perform such duties.
     Section 7.  Secretary. The Secretary shall: (a) keep accurate minutes of the proceedings of the shareholders, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records, documents, papers, and of the seal of the corporation, and affix the seal to all documents when authorized by the Board of Directors; (d) keep at the corporation’s registered office or principal place of business a record containing the names and addresses of all shareholders and the number of shares held by each, unless a record shall be kept at the office of the corporation’s stock transfer agent or registrar; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a stock transfer agent; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, and such other duties, if any, as may be prescribed by the Board of Directors, subject to supervision by the Secretary.
     Section 8.  Treasurer. The Treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. The Treasurer shall receive and give receipts for monies paid in or on account of the corporation, and shall pay out of the funds on hand, all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. The Treasurer shall perform all other duties incident to the office of the Treasurer and upon request of the Board of Directors, shall make such reports to the Board as may be required at any time. The Treasurer shall, if required by the Board of Directors, given the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of the Treasurer’s duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the Treasurer’s control belonging to the corporation. The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The assistant treasurers, if any, shall have the same powers and duties, and such other duties, if any, as may be prescribed by the Board of Directors, subject to the supervision of the Treasurer. The Treasurer shall also be the principal accounting officer of the corporation. Subject to the discretion of the Board of Directors, the Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the corporation and the results of the corporation’s operations.
     Section 9.  Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the corporation.
ARTICLE V.  COMMITTEES
     Section 1.  General. To the extent not prohibited by law, the Board of Directors may by resolution, upon a majority vote of all the Directors, establish and determine the membership and define the powers of such standing and special purpose committees as it deems necessary to be of assistance in carrying out the responsibilities of the corporation. Each such committee shall have at least two (2) members. Each committee may adopt procedures for the conduct of business by it which shall provide that such business will be conducted in a similar manner to that provided in these Bylaws. Each committee shall keep a record of its proceedings and actions and shall present a report of said actions for review at the succeeding regular meeting of the Board. At any time the Board may, by resolution upon majority vote of all the Directors, change the rules, powers and membership of committees or dispose of them completely. Except as otherwise expressly provided, the President shall be ex-officio non-voting members of all committees. Special purpose committees may be designated for specified purposes and shall consist of at least one (1) Director and such other shareholders and individuals as deemed appropriate or necessary to accomplish the task assigned; provided however, that any special purpose or other committee which is not comprised solely of Directors shall not be delegated by the Board any power customarily exercised only by the Board of Directors. Unless otherwise expressly provided by resolution of the Board of Directors, no committee established by the Board shall be authorized to exercise any power or authority of the Board of Directors.

ARTICLE VI.  CONTRACTS, LOANS, CHECKS, DEPOSITS
AND OTHER TRANSACTIONS
     Section 1.  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2.  Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3.  Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution or unanimous written consent of the Board of Directors.
     Section 4.  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
     Section 5.  Bonds. At the discretion of the Board of Directors, a bond may be required for any officer, employee, or agent of the corporation.
ARTICLE VII.  STOCK OF THE CORPORATION
     Section 1.  Certificates for Shares. Unless otherwise provided by the Articles of Incorporation, the Board of Directors may provide that shares of the corporation shall not be represented by certificates, provided, however, that such information as is required by law to be on certificates is otherwise provided to the shareholders in writing. Should the board of Directors authorize the issuance of certificates, such certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, and include such information as required by law. All certificates for shares, if issued, shall be consecutively numbered or otherwise identified. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or one of its employees. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.
     Section 2.  Registered Shareholders. The corporation shall be entitled to treat the holder of record of shares of stock as the holder in fact, and, except as otherwise required by law, shall not be bound to recognize any equitable claim to, or interest in, said shares.
     Section 3.  Transfer of Shares. Each lawful transaction with respect to issuance, reissuance, renewal, transfer, cancellation, and the like, of shares, shall be recorded in the books of the corporation. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.
     Section 4.  Lost, Stolen or Destroyed Certificates. In the event a certificate is claimed to be lost, stolen or destroyed, the issuance of a new certificate in replacement thereof may be conditioned upon the giving of such bond or other security, and such proof of the loss, theft or destruction as the Board of Directors, or such corporate officer or agent as they designate, may require. If the corporation registers a transfer of the shares represented by the certificate before receiving notification of loss, theft, or destruction, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.
     Section 5.  Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem necessary concerning the issuance, transfer, registration, and replacement of certificates for shares of the corporation.
ARTICLE VIII. INDEMNIFICATION AND INSURANCE
     Section 1.   Indemnification.
          (a) Directors and Officers. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a Director or an officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding to the fullest extent and in the manner set forth in and permitted by, and subject to the limitations and conditions precedent imposed by, the Alaska Corporations Code, as amended, and any other applicable law, if any, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which Directors or officers may be entitled apart form the foregoing provisions. The foregoing provisions of this subsection (a) and the relevant provisions of the Alaska Corporations Code and other applicable law, if any, are in effect, and any repeal or modification thereof, shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit, or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon such state of facts.
          (b) Employees and Agents. Subject to the discretion of the Board of Directors, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by, and subject to the limitations and conditions precedent imposed by, the Alaska Corporations Code, as amended, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.
          (c) Successful Defense. Notwithstanding any other provisions of subsections (a) and (b) of this Section, if a Director, officer, employee or agent of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of this Section, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with the defense, to the extent permitted by the Alaska Corporations Code.
     Section 2.  Insurance. At the discretion of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.
ARTICLE IX.  CORPORATE BOOKS AND RECORDS
     Section 1.  Books and Records. The corporation shall maintain (a) correct and complete books, records, and minutes of shareholder, Board of Directors, and committee proceedings; (b) a record of shareholders, containing the names and addresses of all shareholders and the number of shares held by each; and (c) accounts of corporate business and properties. Such books, records, and accounts may be in written form or in any other form capable of being converted into written form within a reasonable time. All such books, records, and accounts shall be kept at the corporation’s principal place of business or registered office as fixed by the Board of Directors, except as otherwise provided by law.
     Section 2.  Inspection. All books and accounts of the corporation shall be open to inspection and copying by a shareholder, or a shareholder’s agent or attorney, at the registered office or principal place of business of the corporation, in the manner and to the extent required by law.
     Section 3.  Inspection of Articles of Incorporation and Bylaws. The original or a copy of the Articles of Incorporation and the Bylaws, and any amendments thereto, certified by the Secretary, shall be open to inspection by the shareholders and Directors of the corporation, in the manner and to the extent provided by law.

ARTICLE X.  MISCELLANEOUS
     Section 1.  Seal. The Board of Directors shall provide for a corporate seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”
     Section 2.  Fiscal Year. The fiscal year of the corporation shall end on December 31 or on such other date as may be determined form time to time by the Board of Directors.
     Section 3.  Amendment of Bylaws. Except as otherwise provided by law or the Articles of Incorporation, the Bylaws may be altered, amended or repealed by the Board of Directors or shareholders at any regular meeting or special meeting in the manner prescribed by law.
     Section 4.  Distributions. The Board of Directors may from time to time declare distributions on shares of the corporation in the manner and upon the terms and conditions provided for by law and the Articles of Incorporation.
     Section 5.  Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Alaska Corporations Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.
     The undersigned Secretary of FESCO ALASKA, INC. a corporation organized and existing under the laws of the State of Alaska, does hereby certify that these Bylaws of said corporation, were duly adopted by the Board of Directors of the corporation on the 8th day of June, 2001, and by the corporation’s shareholders on the 8th day of June, 2001.

/s/ Randy D. Spaur

Randy D. Spaur, Corporate Secretary